                                                                   EXHIBIT 99.13

                       CONSENT OF ROBERT S. ENGELMAN, JR.



          Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named, in the joint proxy statement-prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of each of MB Financial, Inc. and MidCity Financial Corporation into MB-MidCity, Inc. (the "New Company"), as a person who is expected to become a director of the New Company upon consummation of such transaction.

                                             /s/ ROBERT S. ENGLEMAN, JR.
                                             ----------------------------
                                             ROBERT S. ENGELMAN, JR.

Date: July 3, 2001